UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

(847) 967-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2020, Lifeway Foods, Inc. (the “Lifeway”), Fresh Made, Inc., a wholly-owned subsidiary of Lifeway (“Fresh Made”), The Lifeway Kefir Shop LLC, a wholly-owned subsidiary of Lifeway (“Kefir Shop”), Lifeway Wisconsin, Inc., a wholly-owned subsidiary of Lifeway (“Lifeway Wisconsin” and, together with Lifeway, Fresh Made, Kefir Shop and Lifeway Wisconsin, the “Borrowers,”, and CIBC Bank USA, the Borrower’s current lender (the “Lender”) entered into the Third Modification to the Amended and Restated Loan and Security Agreement (the “Third Modification”). The Third Modification amends the Amended and Restated Loan and Security Agreement, dated May 7, 2018, among the Borrowers and the Lender (as amended and modified from time to time, the “Amended and Restated Loan and Security Agreement”) to among other things, remove the monthly borrowing base reporting requirement, include a covenant to maintain a quarterly minimum working capital financial covenant, as defined, of no less than $11.25 million each of the fiscal quarters ending through the expiration date and to eliminate the tier interest pricing structure. The Termination Date of the Revolving Loan was also extended to June 30, 2025, unless earlier terminated.

The Amended and Restated Loan and Security Agreement continues to provide Lifeway with a revolving line of credit up to a maximum of $5 million (the “Revolving Loan”) and provides the Borrowers with an incremental facility not to exceed $5 million (the “Incremental Facility” and together with the Revolving Loan, the “Loans”).

Other than as set forth above the provisions of the Amended and Restated Loan and Security Agreement remain substantively unchanged and in full force and effect, including provisions for events of default and other customary representations, including financial covenants requiring us to maintain a fixed charge coverage ratio of no less than 1.25 to 1.0 each of the fiscal quarters ending through the expiration date.

The foregoing description of the Third Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Modification, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Borrowers had outstanding borrowings of approximately $2.78 million at the time of entry into the Third Modification.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Third Modification to Amended and Restated Loan and Security Agreement dated as of September 30, 2020 among Lifeway Foods, Inc., Fresh Made, Inc., The Lifeway Kefir Shop, LLC, Lifeway Wisconsin, Inc., and CIBC Bank USA, as Lender.	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     October 6, 2020

LIFEWAY FOODS, INC.
By:	/s/ Julie Smolyansky
Name: Julie Smolyansky Title: Chief Executive Officer and Corporate Secretary